Exhibit 10.10

Talend S.A.

2017 Employee Stock Purchase Plan (As Amended and Restated on August 4, 2020)
Non-Qualified Offering Document

Adopted by the Board: October 31, 2017
As Amended and Restated by the Board: August 4, 2020
(Effective With the Offering Commencing on August 20, 2020)

In this document, capitalized terms not otherwise defined will have the same definitions of such terms as in the Talend S.A. 2017 Employee Stock Purchase Plan (as amended and restated on August 4, 2020), as may be amended from time to time (the “Plan”). The Offerings (current and future) established under this Offering Document are not intended to meet the requirements set forth under Section 423 of the Code (i.e., a “qualified” offering).

1.Grant; Offering Date.

a.On October 30, 2019, the Board delegated Adam Meister, Chief Financial Officer of the Company (the “Authorized Officer”), the authority to act as administrator of the Plan, including the authority to authorize, amend and terminate Offerings.

b.The first Offering hereunder (the “Initial Offering”) will begin on such date as the Authorized Officer shall determine and will consist of one Purchase Period that ends on August 17, 2018. Following the Initial Offering, a new Offering will automatically begin on August 20 and February 20 thereafter over the term of the Plan and each new Offering will be approximately six months in duration. Each Offering will consist of one Purchase Period approximately six months in duration with each Offering and Purchase Period ending on February 19 and August 19 each year. Each Purchase Date will be the last trading day of a Purchase Period and an Offering.

c.Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date will instead fall on the next subsequent Trading Day, and (ii) if the last day of an Offering (and therefore the Purchase Date) falls on a day that is not a Trading Day, then such last day of the Offering (and therefore the Purchase Date) will instead fall on the immediately preceding Trading Day.

d.Prior to the commencement of any Offering, the Authorized Officer may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder will occur on each respective Offering Date unless (i) prior to such date the Authorized Officer determines that such Offering will not occur, or (ii) no ADSs remain available, as of the Offering Date, for issuance under the Plan in connection with such Offering. The Authorized Officer may also accelerate the Purchase Date of an Offering, or terminate an ongoing Offering without providing for the purchase of ADSs. If an Offering is terminated early without providing for the purchase of ADSs, each Participant will receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire ADSs for the Participant on any prior Purchase Date) without interest.

2.Eligible Employees.

a.Each Eligible Employee who is an employee of the Company or a Designated Non-423 Corporation, and has completed the necessary enrollment paperwork (including the enrollment form described below) by the applicable deadline, will be granted a Purchase Right on the Offering Date of such Offering. As of the date hereof, for purposes of this Offering Document, the term “Designated
Non-423 Corporation” means the Related Corporations listed on Exhibit A. Additional Related Corporations may be added to the definition of Designated Non-423 Corporation prior to any future Offering, consistent with the terms of the Plan, by the Authorized Officer.

b.Each person who first becomes an Eligible Employee during an Offering will not be granted a Purchase Right under such Offering, but will be eligible to participate in subsequent Offerings.

c.Notwithstanding the foregoing and except as otherwise required under applicable law, the following Employees will not be Eligible Employees or be granted Purchase Rights under an Offering:
i.Employees who have been employed for less than one month prior to the Offering Date;

ii.Employees whose customary employment is 20 hours per week or less;

iii.Employees who individually own securities representing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Related Corporation (including ownership through unexercised and/or unvested Purchase Rights and options) as described in Section 5(b) of the Plan; or

iv.Employees residing or working in certain jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights under this Offering document would not be in compliance with or would not be feasible given the applicable laws, regulations or requirements of any jurisdiction in which the Employee resides or is employed, as determined in the sole discretion of the Authorized Officer.

3.Purchase Rights; Purchase Limits.

a.Subject to the limitations herein and in the Plan, a Participant’s Purchase Right will permit the purchase of the number of ADSs purchasable with up to 15% of such Participant’s Earnings (as defined below) paid during the Offering, beginning as of the date such Participant first commences participation in that Offering. In the case of a payroll date that falls after the Purchase Date of an Offering but prior to the Offering Date of the next new Offering in which the Employee is a Participant, Earnings from such payroll will be included in the new Offering (provided the Eligible Employee continues to participate in the new Offering).

b.For Offerings hereunder, with respect to a Participant, “Earnings” means such Participant’s base salary or base wages (including the value of amounts elected to be deferred by such Participant under any deferred compensation program or arrangement established by the Company or a Related Corporation), but excluding all other items of compensation, including but not limited to the following: overtime pay, commissions, and bonuses, all other cash remuneration paid directly to a Participant, including, without limitation, profit sharing contributions, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income (whether or not arising under any Company or Related Corporation group insurance or benefit program), traveling expenses, business expense reimbursements, moving expense reimbursements, housing and living allowances, income received, reported or otherwise recognized in connection with options and other equity awards, contributions made by the Company or a Related Corporation under any employee benefit plan, and other similar items of compensation.

c.However, the maximum number of ADSs that a Participant may purchase on any Purchase Date in an Offering will be such number of ADSs as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (1) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (2) the Fair Market Value of any other ADSs (determined as of the relevant Offering Date with respect to such ADSs) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right has been outstanding. In all cases, this $25,000 limit will be determined in accordance with regulations applicable under Section 423(b)(8) of the Code. In particular, the amount in clause (2) will be determined based on (i) the number of ADSs previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, and pursuant to any other Company or Related Corporation plans intended to qualify as an employee stock purchase plan under Section 423 of the Code, and (ii) the number of ADSs subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan and any other such Company or Related Corporation plan intended to qualify as an Employee Stock Purchase Plan.

d.The maximum number of ADSs that may be purchased on any single Purchase Date by any one Participant is 883 ADSs.

e.In all cases, the maximum aggregate number of ADSs available to be purchased by all Participants under an Offering will be the number of ADSs remaining available under the Plan on the Offering Date, rounded down to the nearest whole ADS. If the aggregate number of ADSs to be purchased upon the exercise of all outstanding Purchase Rights on a single Purchase Date under an Offering would exceed the foregoing limit, the Company will make a pro rata allocation (based on each Participant’s accumulated Contributions) on the applicable Purchase Date of the ADSs available (as of the Offering Date) in a uniform and equitable manner.

f.Any Contributions not applied to the purchase of ADSs as a result of the application of the limits set forth in this Section 3 will not roll over to the next Offering and will instead be refunded to the Participants at the end of the Offering without interest.

4.Purchase Price.

The purchase price of ADSs under an Offering will be the lesser of: (i) 85% of the Fair Market Value of such ADSs on the Offering Date, and (ii) 85% of the Fair Market Value of such ADSs on the applicable Purchase Date, in each case rounded up to the nearest whole cent per ADS.

5.Participation.

a.An Eligible Employee’s election to participate in an Offering is effective on the Offering Date. An Eligible Employee must elect his or her Contribution rate on the enrollment form provided by the Company or through any other electronic procedures established by the Company. For the Initial Offering and for Offerings beginning on or around February 20, the completed enrollment form must be delivered to the Company during the period beginning on January 20 and ending on February 5, unless a different time is set by the Company for all Eligible Employees with respect to such Offering. For Offerings beginning on or around August 20, the completed enrollment form must be delivered to the Company during the period beginning on July 20 and ending on August 5, unless a different time is set by the Company for all Eligible Employees with respect to such Offering. Contribution rates must be expressed in whole percentages of Earnings, with a minimum percentage of 1% (except as otherwise provided herein) and a maximum percentage of 15%. Contributions may only be made through payroll deductions, unless required by applicable law.

b.A Participant may increase or decrease his or her Contribution level (including a decrease to 0%), with such change effective as of the next Offering, by delivering the required election form at least five business days (or such other period of time as determined by the Company and communicated to Participants) prior to the start of the Offering for which it is to be effective; provided however, that any decreases to 0% must be made no later than the first day of the last calendar month of the current Offering. However, the Company may determine in its sole discretion at any time, including at any time following the commencement of an Offering, that it will no longer accept Participant requests to increase Contribution levels. Any Participant who has decreased his or her Contribution level to 0% effective as of the next Offering will be withdrawn from the Plan effective as of the first day of that new Offering and may not participate until the next Offering. To participate in any subsequent
Offering, a Participant must elect to participate in such Offering and submit a new enrollment form as described in Section 5(a) above.

c.A Participant may not increase his or her Contribution level during an Offering as to Contributions to be made during that Offering. A Participant may decrease (including a decrease to 0%) his or her future Contribution level no more than twice during an Offering. The Participant must deliver an election form stating the new decreased Contribution level at least five business days (or such other period of time as determined by the Company and communicated to Participants) prior to the payroll date for which it is to be effective; provided however, that any decreases to 0% must be made no later than the first day of the last calendar month of such Offering. If a Participant has decreased his or her rate of payroll deductions to 0%, the Participant will still participate in the current Offering, and his or her previous Contributions will be applied toward the purchase of ADSs on the Purchase Date. However, any Participant who has decreased her or her Contribution level to 0% will be deemed to have withdrawn effective as of the next Offering and will not be allowed to participate in the next Offering or any subsequent Offering, unless he or she elects to participate in such Offering and submits a new enrollment form as described in Section 5(a) above.

d.A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire ADSs for the Participant on any prior Purchase Date) without interest prior to the end of the Offering; provided however, that any election to withdraw must be made no later than the first day of the last calendar month of such Offering by delivering the required form of withdrawal notice. A Participant who has withdrawn from an Offering may not again participate in that Offering, but may participate in subsequent Offerings. To participate in any subsequent Offering, a Participant must elect to participate in such Offering and submit a new enrollment form as described in Section 5(a) above.

e.Eligible Employees may not make an investment decision regarding participation in an Offering, including electing a Contribution level, until a registration statement covering the ADSs reserved under the Plan for that Offering has been filed by the Company and has become effective. The Company may establish procedures to enable the purposes of the Plan to be satisfied while complying with applicable securities laws.

f.Once an Eligible Employee affirmatively enrolls in an Offering and authorizes Contributions (including in connection with the Initial Offering), the Eligible Employee automatically will be enrolled for all subsequent Offerings at the same Contribution rate until he or she (i) elects to change his or her rate of Contributions pursuant to Sections 5(b) and 5(c) above, (ii) elects to withdraw from an Offering pursuant to Section 5(d) above, (iii) is deemed to have withdrawn pursuant to Sections 5(b) and 5(c) above, or (iv) otherwise terminates his or her participation in the Plan (including through termination of employment).

6.Purchases.

Subject to the limitations contained herein, on each Purchase Date, each Participant’s Contributions (without any increase for interest) will be applied to the purchase of whole ADSs, up to the maximum number of ADSs permitted under the Plan and the Offering.

7.Notices and Agreements.

Any notices or agreements provided for in an Offering or the Plan will be given in writing, in a form provided by the Company (including documents delivered in electronic form, if authorized by the Committee). Unless specifically provided for in the Plan or this Offering, notices and agreements will be deemed effectively given upon receipt (including documents delivered in electronic form).

8.Offering Subject to Plan.

Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In addition, a Participant will be bound by the terms and conditions of any enrollment form entered into by the Participant and any country-specific terms and conditions as set forth in Exhibit B. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan will control.

9.Changes to Ongoing Offerings.

a.Notwithstanding anything in this Offering Document to the contrary, the Authorized Officer is entitled (i) to limit the frequency and/or number of changes in the amount withheld during an Offering, (ii) to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) to permit Contributions in excess of the amount designated by a Participant to adjust for mistakes in the Company’s processing of properly completed Contribution elections, (iv) to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of ADSs for each Participant properly correspond with that Participant’s Contributions, and (v) to establish other limitations or procedures as the Authorized Officer determines in its sole discretion advisable that are consistent with the Plan. The actions of the Authorized Officer pursuant to this paragraph will not be considered to alter or impair the Purchase Rights granted under this Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under this Offering Document.

b.Notwithstanding anything in this Offering Document to the contrary, but subject to the terms of the Plan, if the Authorized Officer determines that the operation of an Offering and/or the terms of this Offering Document may result in unfavorable financial accounting or regulatory consequences for the Company, then the Authorized Officer may, in its discretion and, to the extent necessary or desirable, modify or amend the Offering and/or the terms of this Offering Document to reduce or eliminate such adverse accounting or regulatory consequence including, but not limited to: (1) altering the purchase price of ADSs to be acquired pursuant to rights granted under the Plan for any Offering, including an on-going Offering; (2) shortening any Offering so that the Offering ends on a new Purchase Date, including an on-going Offering; and (3) allocating ADSs. The actions of the Authorized Officer pursuant to this paragraph will not be considered to alter or impair the Purchase Rights granted under this Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under this Offering Document.

10.Entire Agreement; Governing Law; Choice of Venue.

The ESPP is incorporated herein by reference. The ESPP and the Offering Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and the Participant. This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the ESPP or the Offering Document shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

11.No Advice Regarding Grant.

The Company is not providing any tax, legal, or financial advice nor is the Company making any recommendations regarding Participant’s participation in the ESPP or Participant’s acquisition or sale of the underlying ADSs. Participant’s should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the ESPP before taking any action related to the ESPP.

12.Waiver.
Participant acknowledges that a waiver by the Company of breach of any provision of the Offering Document shall not operate or be construed as a waiver of any other provision of the Offering Document or of any subsequent breach by Participant or any other Participant.

13.Severability.

The provisions of the Offering Document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

EXHIBIT A

DESIGNATED NON-423 CORPORATIONS

1.Talend Australia Pty Ltd.

2.Talend (Canada) Limited

3.Talend Germany GmbH

4.Talend GmbH

5.Talend Italy S.r.l.

6.Talend KK

7.Talend Limited (Ireland)

8.Talend Limited (United Kingdom)

9.Talend Netherlands B.V.

10.Talend Singapore Pte. Ltd.

11.Talend Sweden AB

12.Talend Spain, SL

13.Talend Data Integration Services Private Limited

EXHIBIT B
ESPP EXHIBIT FOR PARTICIPANTS OUTSIDE THE UNITED STATES

This Exhibit includes additional terms and conditions as well as additional country-specific notices, disclaimers and/or terms and conditions that govern Participant’s participation in the Talend S.A. 2017 Employee Stock Purchase Plan (as amended and restated on August 4, 2020) (the “ESPP” or the “Plan”) if Participant works or resides outside the United States and, if applicable, in one of the countries listed below and that may be material to Participant’s participation in the ESPP. This Exhibit also includes other terms and conditions that could impact Participant’s participation in the ESPP. Such notices, disclaimers, and/or terms and conditions and disclosures may also apply, as from the date of offer, if Participant moves to or otherwise are or becomes subject to applicable laws or Company policies of a specified country. Capitalized terms not defined herein shall have the meanings set forth in the ESPP, the Offering Document, and/or the enrollment agreement. This Exhibit forms part of Participant’s enrollment agreement and the Offering Document and should be read in conjunction with the ESPP. By participating in the ESPP, Participant agrees to the terms and conditions of this ESPP Exhibit, the enrollment agreement, the Offering Document, and the ESPP.

This Exhibit is based on the securities, foreign exchange, and other laws in effect as of June 2020. However, such laws are often complex and change frequently and may be out of date at the time that ADSs are purchased under the ESPP or when Participant sells ADSs acquired under the ESPP or otherwise take any action in relation to the ESPP. In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result or make any recommendation regarding the ESPP. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation prior to taking any action in relation to the ESPP. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the ESPP.

ADDITIONAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS

Securities Law Notice. Unless otherwise noted, neither the Company nor the ADSs are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The enrollment agreement (of which this Exhibit is a part), the Offering Document, the ESPP, and any other communications or materials that Participant may receive regarding participation in the ESPP do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any ESPP-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

Foreign Exchange Restrictions. If required by the Company or applicable laws, any cross-border cash remittance made to purchase ADSs under this ESPP or transfer proceeds received upon the sale of ADSs must be made through a locally authorized financial institution or registered foreign exchange agency and may require Participant to provide to such entity certain information regarding the transaction. Moreover, Participant understands and agrees that the future value of the underlying ADSs is unknown and cannot be predicted with certainty and may decrease in value, even below the Purchase Price. Neither the Company nor any Related Corporation or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Related Corporation or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of Participant’s ESPP participation (or the calculation of income or any taxes or other amounts under the ESPP).

Taxes. Participant’s participation in the ESPP may be subject to taxes, tax withholdings, social contributions, required deductions or other payments, if any (“Tax-Related Items”) that may arise upon the offer of Purchase Rights; the purchase, ownership or disposition of ADSs; the receipt of dividends (if any); or otherwise in connection with the ESPP or the ADSs. As a condition to Participant’s enrollment in the ESPP and the purchase of any ADSs on Participant’s behalf under the ESPP, Participant agrees to make adequate provision for the satisfaction of, and indemnify the Company and any Related Corporation or Affiliate for, all Tax-Related Items, whether by withholding, direct payment to the Company, or otherwise as determined by the Company in its sole discretion. Regardless of any action the Company or any Related Corporation or Affiliate takes with respect to any or all applicable Tax-Related
Items, Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and which may exceed any amount actually withheld by the Company or Related Corporation or Affiliate. Participant also acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to ESPP participation and any ADSs purchased or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Related Corporation or Affiliate pursuant to applicable laws), such as but not limited to personal income tax returns or reporting statements in relation to Participant’s enrollment in the ESPP, the purchase of ADSs on Participant’s behalf, the holding of ADSs or any bank or brokerage account, the subsequent sale of ADSs, and the receipt of any dividends. Participant further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the ESPP to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that applicable laws may require varying ADS valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws. Further, if Participant becomes subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company or any Related Corporation or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Terminating Event. For the avoidance of doubt, “termination of employment” for purposes of the ESPP only, including Participant’s right to continue participating in the ESPP, will be deemed to occur as of the date Participant is no longer actively providing services as an employee (except, in certain circumstances at the sole discretion of the Company, to the extent Participant is on a Company approved leave of absence and subject to any Company policy or applicable law regarding such leaves) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law, unless otherwise determined by the Company in its sole discretion. The Company shall have the exclusive discretion to determine when Participant is no longer providing services and the date of the termination of employment for purposes of the ESPP.

Data Privacy.

For Participants in the European Union (“EU”) / European Economic Area (“EEA”) / Switzerland / United Kingdom

Participant is hereby informed that the Company will process personal data of Participant for the exclusive purpose of implementing, administering and managing Participant’s participation in the ESPP. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the employer, the Company and any other Related Corporation. The legal basis of such processing is the performance of the offer.

Participant understands that the Company and the employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all Purchase Rights or any other entitlement to ADSs awarded, canceled, exercised, vested, unvested or outstanding Participant ’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP. The Company may collect such Data from the employer.

Participant understands that Data may be transferred to Solium Shareworks (or its successor) or any other third parties assisting, as data processors, in the implementation, administration and management of the ESPP. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. When required for transfers of the Data to a recipient located in a country outside of the EU, EEA, Switzerland or United Kingdom, the Company implements adequate legal safeguards such as appropriate contractual clauses. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data, as well as confirmation of the legal safeguards implemented – and a copy of the contractual clauses securing the transfer, if any – by contacting Participants local human resources representative. Participant authorizes the Company, Solium Shareworks (or its successor) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the ESPP, including any requisite transfer of such Data to Solium Shareworks (or its susccessor) or another third party with whom Participant may elect to deposit any ADSs received under the ESPP.

Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participants participation in the ESPP. Participant understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting Participant’s local human resources representative.

The processing of Participant’s Data is necessary for the performance of the offer. If Participant objects to the processing of his/her Data in relation to the offer, his or her employment status would not be affected; the only consequence of such objection is that the Company would not be able to offer the ESPP to Participant or administer or maintain the Purchase Rights. Therefore, Participant understands that objecting to the processing may affect Participant’s ability to participate in the ESPP. Participant also has the right to lodge a complaint with a supervisory authority in relation to the processing of his/her Data.

For Participants outside the EU / EEA / Switzerland / United Kingdom

Participant hereby explicitly and unambiguously consents to the processing of personal data of Participant for the exclusive purpose of implementing, administering and managing Participant’s participation in the ESPP. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the employer, the Company and any other Related Corporation. The legal basis of such processing is Participant’s consent.

Participant understands that the Company and the employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any ADSs or directorships held in the Company, details of all the Purchase Rights or any other entitlement to ADSs awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP. The Company may collect such Data from the employer.

Participant understands that Data may be transferred to Solium Shareworks (or it susccessor) or any other third parties assisting in the implementation, administration and management of the ESPP. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant’ understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant authorizes the Company, Solium Shareworks (or its successor) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the ESPP, including any requisite transfer of such Data to Solium Shareworks (or its successor) or another third party with whom Participant may elect to deposit any ADSs received under the ESPP.
Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the ESPP. Participant understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting Participant’s local human resources representative.

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to withdraw his or her consent, his or her employment status would not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to offer the ESPP to Participant or administer or maintain the Purchase Rights.
Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the ESPP. For more information on the consequences of refusal to consent or withdrawal of consent, Participant may contact Participant’s local human resources representative.

Communications. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the ESPP, ADSs, any other shares of Company stock or any other Company-related documents by electronic means. By enrolling in the ESPP, whether electronically or otherwise, Participant hereby consents to receive such documents by electronic delivery, consents to the use of electronic signatures and, if applicable, agrees to participate in the ESPP and/or receive any such documents through an online or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent Participant has been provided with a copy of this Exhibit, the enrollment agreement, the ESPP, or any other documents relating to the ESPP in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

Language. The Offering Document, as well as the ESPP and any other documents related to the purchase rights, will be provided in English. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Offering Document, the ESPP or any other documents related to the purchase rights. If Participant received the Offering Document, the ESPP or any other documents related to the purchase rights translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

No Acquired Rights or Employment Rights. In accepting the offer, Participant acknowledges that the ESPP is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The offer under the ESPP is voluntary and occasional and does not create any contractual or other right to future eligibility for or participation in the ESPP or any other equity grants, awards, or benefits in lieu of the ESPP, even if the ESPP has been offered repeatedly in the past. All decisions with respect to future ESPP offers or other awards, if any, will be at the sole discretion of the Company. In addition, Participant’s participation in the ESPP is voluntary, and the ESPP and the ADSs subject to the ESPP are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Related Corporation or Affiliate and are outside the scope of Participant’s employment contract, if any. The ESPP and the ADSs subject to the ESPP are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination. Nothing contained in this Exhibit is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Related Corporation or Affiliate for any particular period of time. This Exhibit shall not interfere in any way with the right of the Company or any Related Corporation or Affiliate to terminate Participant’s employment or service at any time, subject to applicable laws.

Imposition of Other Requirements. The Company reserves the right, without Participant’s consent, to suspend or terminate Participant’s participation in the ESPP or impose other requirements on Participant’s participation in the ESPP or on the ADSs or to take any other action to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the ESPP. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the applicable laws of the country in which Participant is residing or working at the time of the ESPP offer, the purchase, holding or sale of ADSs under the ESPP, or otherwise during Participant’s participation in the ESPP (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may restrict or prevent participation in the ESPP or subject Participant to additional terms and conditions or procedural or regulatory requirements that Participant is or will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to items listed below in this Exhibit. Notwithstanding any provision herein, Participant’s participation in the ESPP shall be subject to any applicable special terms and conditions or disclosures as set forth in the Exhibit. The Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to applicable laws or Company policies of another jurisdiction at any time, certain country-
specific notices, disclaimers and/or terms and conditions may apply to him as from the date of offer, unless otherwise determined by the Company in its sole discretion.

Compliance with Laws. The Company is not obligated, and will have no liability for failure, to issue or deliver any ADSs on a Purchase Date unless such issuance or delivery would comply with applicable laws, with such compliance determined by the Company in consultation with its legal counsel. Furthermore, Participant understands that the applicable laws of the country in which Participant is residing or working at the time of grant of Purchase Rights and/or purchase of ADSs on a Purchase Date (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the purchase of ADSs.

Insider Trading Restrictions / Market Abuse Laws. Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Partcipant’s ability to acquire or sell ADSs or rights to ADSs (e.g., the Purchase Rights) during such times as Particpant is considered to have “insider information” regarding the Company (as defined by any applicable law). Any restriction under these laws or regulations is separate from and in addition to any restriction that may be imposed under any applicable Company insider trading policy.

ADDITIONAL PROVISIONS AND DISCLOSURES APPLICABLE TO SPECIFIC COUNTRIES

Australia
Offer Document. The Company is pleased to provide Participant with this offer to participate in the ESPP. The provisions below set out information regarding the offer of the ESPP to Australian resident Participants of the Company and its Designated Company. This information is provided by the Company to ensure compliance of the ESPP with the Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and the relevant provisions of the Corporations Act 2001

In addition to the information set out in this Offering Document, Participant is also being provided copies of the following documents:

(a) the ESPP; and

(b) the ESPP Prospectus including the Australian tax summary

(collectively, the “Additional Documents”).

The Offering Document and Additional Documents provide further information to help Participant make an informed investment decision about participating in the ESPP. Neither the Offering Document nor any of the Additional Documents is a prospectus for the purpose of the Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Offering Document and Additional Documents when considering participation in the ESPP.

Nature of Plan. The ESPP is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Payroll Deductions. The amount deducted from your Earnings each pay period will be held by the Company on your behalf in a bank account with an Australian authorized deposit-taking institution (the “Australian ADI”), pending the purchase of ADSs on the Purchase Date (or until your withdrawal from the ESPP). The account will be used solely for depositing contributions made by you and other Australian participants in the ESPP and will not be used for any other purpose. No interest is payable on the funds held in the accoun

Securities Law Notification. Investment in ADSs involves a degree of risk. Participants who elect to participate in the ESPP should monitor their participation and consider all risk factors relevant to the acquisition of ADSs under the ESPP as set out in the Additional Documents

The information contained in this offer is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs

Participant should consider obtaining his or her own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the ESPP.

Additional Risk Factors for Australian Residents. Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of ADSs. For example, the price at which ADSs are quoted may increase or decrease due to a number of factors. There is no guarantee that the price of the ADSs will increase. Factors which may affect the price of ADSs include fluctuations in the domestic and international market for listed shares, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business ri

In addition, Participants should be aware that the Australian dollar value of any ADSs acquired under the ESPP will be affected by the Australian dollar / United States dollar exchange rate. Participation in the ESPP involves certain risks related to fluctuations in this rate of exchange

Information about the Shares. The offer of the ESPP relates to American Depository Receipts (“ADRs”) which evidences ADSs. Each ADS represents a beneficial interest in one ordinary share of the Company. ADS holders are not treated as shareholders and do not have shareholder rights. The depositary, JPMorgan Chase Bank, N.A., is the holder of the ordinary shares underlying the AD

A holder of an ADS may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement and not as a direct shareholder. ADS holders are entitled to give the depositary instructions as to how to vote the underlying ordinary shares.

Dividends may only be distributed from our distributable profits, plus any amounts held in our available reserves, which are those reserves other than the legal and statutory reserves and revaluation surplus. ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares. However, the Company does not currently pay dividends and does not intend to pay dividend

The ADRs are traded on the Nasdaq Global Market (“Nasdaq”) in the United States of America under the symbol “TLND”.

Purchase Price. The Australian dollar equivalent of the purchase price will depend on the then-current exchange rate, as determined by the Company with reference to such sources as it determines to be appropriate.

For example, if the date of this offer was the applicable Offering Date, and assuming that the Fair Market Value of an ADS on the date of this offer is lower than on the Purchase Date, then the Australian dollar equivalent of the purchase price would be eighty-five percent (85%) of the Fair Market Value of an ADS on the Offering Date, divided by the US$/A$ exchange rate on the Offering Date, in each case rounded up to the nearest whole cent per ADS.
Please note that the above is only an indicative explanation of how you might calculate the Australian dollar equivalent of the purchase price, based on the assumption that the Offering Date is the relevant date for the purposes of that calculation. It is not a prediction of the U.S. dollar purchase price, the Australian dollar equivalent of the purchase price or the applicable exchange rate on the actual Purchase Date. The purchase price will depend on the Fair Market Value of an ADS on the relevant date, and the Australian dollar equivalent of the purchase price on the Purchase Date will depend on the actual exchange rate applied when converting your Australian dollars to U.S. dollars for purposes of purchasing ADSs on the Purchase Dat
Ascertaining the Market Price of Shares. Participants may ascertain the current market price of the ADSs traded on the Nasdaq at www.nasdaq.com under symbol “TLND”. The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.htm

Canada
Securities Law Notice. The security represented by the ESPP is offered pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the ESPP and the underlying ADSs will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to applicable securities laws, Participant is permitted to sell ADSs acquired through the ESPP through the designated broker appointed under the ESPP, assuming the sale of such ADSs takes place outside Canada via the stock exchange on which the ADSs are trad

Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant’s ownership of certain foreign property (including ADSs of foreign corporations) may be subject to strict annual tax reporting obligations. Participant should refer to CRA Form T1135 (Foreign Income Verification Statement) and consult with his or her tax advisor for further details. It is Participant’s responsibility to comply with all applicable tax reporting requirements

Consent to Receive Information in English (Quebec Employees). By accepting the ESPP offer, you confirm having read and understood the ESPP, the Offering Document, and the enrollment agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant l’offre d’ESPP, vous confirmez avoir lu et compris les termes du ESPP, le Document d’offre et le Contrat de participation, qui comprennent tous leurs termes et conditions et qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause

China
Exchange Control Requirements. If Participant is an employee in China, Participant’s participation in the ESPP will be governed by rules imposed by the State Administration of Foreign Exchange (“SAFE”). These rules may change from time to time, and the Company will notify Participant of any material changes in the terms of Participant’s participation in the ESPP. Under current SAFE requirements, the following terms will apply to Participant’s participation in the ES

Sale of ADSs Following Termination of Employment: In the event of termination of employment, Participant is required to sell ADSs purchased under the ESPP within 6 months following termination of employment regardless of any terms to the contrary in the ESPP. If Participant fails to sell ADSs purchased under the ESPP within 6 months after termination of employment, Participant hereby authorizes the Company and its designated broker to sell any ADSs Participant holds on Participant’s behalf. Neither the Company nor the broker makes any representations or warranties regarding the sale price of such ADSs. ADSs will be sold on the market sometime after 6 months after termination of Participant’s employment. Participant will receive the proceeds (less applicable fees) through the mechanism described be

Payment of Proceeds: When Participant sells ADSs acquired under the ESPP, those proceeds are required to be sent into China through a dedicated SAFE bank account in China. Participant may not keep the proceeds in the U.S. Participant’s proceeds will be distributed to Participant from this bank account. However, delays may occur in delivering Participant’s proceeds to Participant due to the SAFE process the Company must follow in transferring the proceeds to Participant. The Company will not pay Participant any interest on funds held in this account regardless of how long the funds are

Conversion of Proceeds: Participant may be paid in either U.S. dollars or RMB. If Participant is paid in local currency, the exchange rate applied will be the applicable exchange rate at the time of the conversion. If Participant is paid in U.S. dollars, there are restrictions that will apply to Participant in converting the funds to RMB. The Company accepts no responsibility and makes no warranties regarding the exchange rates that will be applied when funds are converted to

Tax Withholding: Taxes will be due on the discount at purchase (i.e., fair market value of ADSs less the purchase price) when Participant purchases ADSs under the ESPP. These taxes may be withheld from Participant’s paychecks after each purchase date and prior to the time that Participant is able to sell ADSs acquired under the ESP

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Denmark
Employer Statement
Participant acknowledges that he or she has received an Employer Statement in Danish which sets forth certain prescribed information regarding the Purchase Rights.

Foreign Ownership Reporting. Participant must report his or her foreign bank or broker accounts and their deposits, as well as ADSs held in a foreign broker account in Participant’s tax return under the section on foreign affairs and income

France
Disclosure Statement
Please refer to the Disclosure Statement Pursuant to Art. 1 Para. 4 Lit. (i) of the Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”) for more information.

Foreign Ownership Reporting. If Participant is a resident of France with any foreign accounts (including foreign brokerage accounts which hold ADSs, shares or cash), Participant must file an informational return on an annual basis. This informational return is generally required to be along with the French resident’s annual personal income tax return.

Consent to Receive Information in English. By accepting the ESPP offer, you confirm having read and understood the Plan, the Offering Document, and the enrollment agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant l’offre d’ESPP, vous confirmez avoir lu et compris les termes du Plan, le Document d’offre et le Contrat de participation, qui comprennent tous leurs termes et conditions et qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause

Foreign Exchange Information. Participant must report the value of any cash or securities that Participant brings into France or sends out of France without the use of a financial institution to the French Customs and Excise Authorities when the value of such cash or securities reaches or exceeds the threshold amount.

Germany

Foreign Exchange Information. Cross-border payments in connection with the purchase or sale of securities in excess of EUR 12,500 must be reported monthly by accessing the electronic General Statistics Reporting Portal (Allgemeines Meldeportal Statistik) via the Bundesbank’s website (www.bundesbank.de).

India
Foreign Ownership Reporting. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including ADSs held outside India) in their annual tax returns. Participant is responsible for complying with this reporting obligation and should confer with his or her personal tax advisor in this regard

Foreign Exchange Information. If Participant is a resident of India, Participant shall take all reasonable steps to repatriate to India immediately all proceeds received by Participant as a consequence of Participant’s participation in the ESPP. Proceeds from the sale of ADSs acquired under the ESPP must be repatriated no later than 90 days from the date of sale of the ADSs and any dividends received in relation to the ADSs must be repatriated no later than 180 days of receipt or within such other time as may be required under applicable regulations. Further Participant shall not do, or refrain from doing, anything that has the effect of delaying the receipt by Participant of the whole or part of such foreign exchange or eliminating the foreign exchange in whole or in part to be receivable by Participa

Please note that Participant should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Company or Participant’s employer requests proof of repatriation.

Ireland
Director Reporting. If Participant is a director or shadow director of the Company or Related Corporation or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of ADSs or rights over ADSs if Participant’s shareholding interests meet or exceed 1% of the Company’s voting share capital. Participant should contact his/her personal legal advisor for further details if Participant is a director or shadow director

Italy
Employee Stock Purchase Plan Acknowledgement. By participating in the ESPP, Participant acknowledges that Participant has received a copy of the ESPP and the Offering Document and has reviewed the ESPP and the Offering Document in their entirety and fully understands and accepts the following provisions of the Offering Document: Exhibit B Taxes; Exhibit B No Acquired Rights or Employment Rights; Exhibit B Compliance with Laws; Exhibit B Insider Trading Restrictions / Market Abuse Laws; Exhibit B Language; Exhibit B Communications; Exhibit B Imposition of Other Requirements; Exhibit B Data Privacy; Section 10 Entire Agreement, Governing Law, Choice of Venue; Section 11 No Advice Regarding Grant; and Section 13 Severability.

Foreign Ownership Reporting. To the extent that Participant holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as ADSs Participant acquires under the ESPP) during the calendar year, Participant is required to report them on his or her annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due.

Japan
Foreign Ownership Reporting. Japanese residents holding assets outside of Japan (e.g., ADSs acquired under the ESPP) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets.

Foreign Exchange Information. If Participant acquires ADSs valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the purchase of the ADSs. In addition, if Participant pays more than ¥30,000,000 in a single transaction for the ADSs at the purchase of the ADSs, Participant must file a Payment Report with the MOF through the Bank of Japan or the bank carrying out the transaction by the [20]th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that Participant pays on a one-time basis at purchase of the ADSs exceeds ¥100,000,000, Participant must file both a Payment Report and a Securities Acquisition Re

Netherlands	No country-specific conditions.

Singapore
Securities Law Notice. This ESPP offer and the ADSs to be issued upon a purchase hereunder shall be made available only to an employee of the Company or its Related Corporations or Affiliates, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (“the SFA”) and is not made with a view to the ADSs so issued being subsequently offered for sale or sold to any other party in Singapore. Participant understands and acknowledges that the ESPP, this Exhibit and/or any other document or material in connection with this offer and the ADSs thereunder have not been and will not be lodged, registered or reviewed as a prospectus by the Monetary Authority of Singapore. Any and all ADSs to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and Participant undertakes not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the ADSs (received upon purchase under the ESPP) prior to the six month anniversary of the offer, unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Notification Obligation. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Related Corporation in Singapore (a “Singapore Entity”), Participant is subject to certain notification requirements under the Singapore Companies Act (to the extent such requirements are determined to be applicable to Participant in the case of the CEO). Among these requirements is an obligation to notify the Singapore Entity in writing when Participant receives an interest (e.g., Purchase Rights, ADSs, etc.) or disposes of an interest in the Company or any related companies. These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any Related Corporation or (ii) becoming a director, associate director or shadow director (or, if applicable, the CEO) if such an interest exists at that tim

Spain
Foreign Ownership Reporting. To the extent Participant holds ADSs or has bank accounts outside of Spain with a value in excess of EUR 50,000 (for each type of asset category) as of December 31, Participant will be required to report information on such assets on your tax return Form 720 for such year with severe penalties in the event of non-compliance. After such shares or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported ADSs or accounts increases by more than EUR 20,000 (for each type of asset category) as of each subsequent December 31, or if Participant sells ADSs or cancels bank accounts that were previously reported.

Foreign Exchange Information. Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including ADSs acquired under the ESPP) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances of such accounts as of December 31 of the prior year exceeds EUR 1 million.

Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult his or her personal tax or legal advisor for further information regarding Participant’s exchange control reporting obligations.

Additionally, the acquisition of ADSs under the ESPP must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy, Industry and Competitiveness. Generally, the declaration must be filed in January for shares (and any other securities) owned as of December 31 of each year; however, if the value of the ADSs acquired or the amount of the sale proceeds you realize from the sale of ADSs exceeds a certain threshold, the declaration must be filed within one month of the acquisition or sale, as applicable.

Switzerland

Securities Law Notice. Participant should note that neither this document nor any other materials relating to the ESPP (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services ("FinSA"), (ii) may be publicly distributed or otherwise made publicly available to any person other than an employee of the Company or any of its Related Corporations, or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)

United Kingdom
Withholding of Tax. The following supplements the Taxes section in this Exhibit B: Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also hereby agrees to indemnify and keep indemnified the Company and the employer against any Tax-Related Items that they are required to pay or withhold on or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, Participant understands and agrees that if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be able to indemnify the Company for the amount of any income tax not collected from or paid by Participant, in case the indemnification could be considered to be a loan. In this case, Participant understands that the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands and agrees that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company and/or the employer may recover at any time thereafter by any of the means referred to in the Taxes section in this Exhibit B